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                                  EXHIBIT (32)

                          SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The Procter & Gamble Company (the "Company") certifies to his knowledge that:

      (1) The Annual Report on Form 10-K of the Company for the year ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

A.G. LAFLEY
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(A.G. Lafley)
Chairman of the Board,
President and Chief Executive

August 29, 2005
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Date
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                           SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The Procter & Gamble Company (the "Company") certifies to his knowledge that:

      (1) The Annual Report on Form 10-K of the Company for the year ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

CLAYTON C. DALEY, JR.
------------------------------
(Clayton C. Daley, Jr.)
Chief Financial Officer

August 29, 2005
------------------------------
Date